Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated March 10, 2016, relating to the consolidated financial statements and internal controls of Manitex International, Inc. as of December 31, 2015 and 2014 and for the three years ended December 31, 2015, in this Registration Statement on Form S-8 (Form S-8 No. 333-            ).

/s/ UHY, LLP

Sterling Heights, Michigan

January 27, 2017